UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 10, 2005
                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


           Minnesota                    001-10898            41-0518860
(State or other jurisdiction of      (Commission File       (IRS Employer
        incorporation)                   Number)         Identification Number)

                 385 Washington Street                          55102
                 Saint Paul, Minnesota
       (Address of principal executive offices)               (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

On June 10, 2005, The St. Paul Travelers Companies, Inc. (the "Company") entered into a $1.0 billion five-year revolving credit agreement (the "Credit Agreement") with a syndicate of financial institutions, including Citicorp USA, Inc., as administrative agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., The Bank of New York and Wells Fargo Bank, National Association, as documentation agents. The Credit Agreement replaced and consolidated the Company's existing $480 Million 364-Day Credit Agreement, dated as of June 11, 2004, and existing $270 Million Amended and Restated Five Year Credit Agreement, dated as of June 11, 2004, and Travelers Property Casualty Corp.'s existing $250 Million 45-Month Revolving Credit Agreement dated as of April 17, 2003.

The Credit Agreement provides for up to $1.0 billion of unsecured credit. The interest rates applicable to loans under the Credit Agreement are generally based on the administrative agent's base rate plus a specified margin or the Eurodollar rate plus a specified margin. The Company will pay a facility fee and, for any date on which advances exceed 50% of commitments, a utilization fee. The applicable margin and the rates on which these fees are based vary based upon the Company's long-term senior unsecured non-credit-enhanced debt ratings and the utilization of the facility.

Pursuant to covenants in the Credit Agreement, the Company must maintain an excess of consolidated net worth over goodwill and other intangible assets of not less than $10 billion at all times. The Company must also maintain a ratio of total consolidated debt to the sum of total consolidated debt plus consolidated net worth of not greater than 0.40 to 1.00. In addition, the Credit Agreement contains other customary restrictive covenants as well as certain customary events of default, including with respect to a change in control. The Credit Agreement will expire on the earlier of (a) June 10, 2010, subject to extension according to the terms of the Credit Agreement, and (b) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Company or upon an event of default. Borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries.

Pursuant to the terms of the Credit Agreement, the Company has an option to increase the credit available under the facility, no more than once a year, up to a maximum facility amount of $1.5 billion, subject to the satisfaction of a ratings requirement and certain other conditions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2005                     THE ST. PAUL TRAVELERS COMPANIES, INC.


                                         By:  /s/ Bruce A. Backberg
                                            -----------------------------------
                                            Name: Bruce A. Backberg
                                            Title: Senior Vice President